Exhibit 10.22

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (this “Agreement”) is entered into by and between the following parties in Beijing, People's Republic of China ("PRC") on August 10, 2020:

Party A: Tianjin Guangju Dingsheng Technology Co., Ltd. (天津光聚鼎晟科技有限公司)

Party B: Zhihui Qiyuan (Beijing) Technology Co., Ltd. (智汇启源（北京）科技有限公司)

(Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”).

Given:

1. Party A holds 100% equity interest of Tianjin Guangju Dingfei Technology Co., Ltd.(天津光聚鼎沸科技有限公司)(hereinafter referred to as “Target Company”), corresponding to its registered capital of RMB 17.5 million;

2. Party B is an enterprise actually controlled by Scienjoy Holding Corporation (“SHC”, a company established in British Virgin Islands);

3. Party A, SHC and certain other parties have entered into an Equity Acquisition Framework Agreement (“Acquisition Agreement”) on [ ] 2020, pursuant to which SHC will designate Party B to complete the acqusition of all the equity interest held by Party A in the Target Company;

4. In order to complete the transaction under the Acquisition Agreement, Party A intends to sign this Agreement with Party B to transfer the equity of the Target Company to Party B.

In order to provide the rights and obligations of the Parties, Party A and Party B, based on the principle of fairness and reasonableness, reached the following agreements through friendly consultations.

Article 1 Transfer of Target Equity

The equity interest to be transferred by Party A to Party B under this Agreement represents 100% of the equity of the Target Company (the “Target Equity”), equals to the total registered capital of the Target Company in an amount of RMB 17.5 million, in which RMB 8.5 million have been paid up. The Parties’ signing of this Agreement shall be regarded as the substantial completion of the transfer of the Target Equit, and Party A shall no longer hold or be entitled to any equity interest in Target Company and Party B shall, as the sole shareholder of Target Company, take the rights and obligations in accordance with the articles of association of the Target Company.

Article 2 Payment of Purchase Price

The Parties agree that the purchase price to be paid by Party B to Party A for purchase of Target Equity is RMB50 million (the “Purchase Price”). Subject to any applicable terms of the Acquisition Agreement, Party B shall pay the Purchase Price to the following bank account as designated by Party A within 15 working days after completion of filing and registration of the transfer of Target Equity in the local competent authority:

Account Name: Tianjin Guangju Dingsheng Technology Co., Ltd.( 天津光聚鼎晟科技有限公司)

Account Opening Bank: Tianjin Wuqing Branch of China Merchants Bank Co., Ltd.

Account number: 122910284110601.

If the Purchase Price needs to be deducted in accordance with the Acquisition Agreement, Party B shall pay such amount after deduction. So long as Party B has paid up the Purchase Price to above account, any obligations of Party B under this Agreement shall be fulfilled. For the avoidance of doubt, the closing precedence and payment obligation of SHC under the Acquisition Agreement for “Cash Considerations” shall apply to this Article.

Article 3 Party A’s Representations and Warranties

1. Party A has the rights, powers and capabilities to enter into and perform this Agreement.

2. There is no guarantee, nor any other form of third party’s right or restriction against the Target Equity, nor the Target Equity is subject to any frozen, preservation or any other compulsory measures to be taken against it, or any judicial procedures such as litigation and arbitration. There is no other agreement or arrangement regarding any disposition of the Target Equity. Party A undertakes that, from the date of this Agreement, there will be no arrangements for creation of any third party’s restrictions against the Target Equity, nor any third party’s potential claim or threat.

3. Party A undertakes to perform its obligations in good faith according to this Agreement and reasonable requirements from Party B, including but not limited to execution of this Agreement and any other documents to facilitate Party B and the Target Company to complete the formalities of transfer of Target Equity in the local market supervision and management department, such that Party B will be legally entitled to all the rights and interests underlying the Target Equity.

4. The documents, data, facts and information provided and disclosed by Party A to Party B in connection with the transfer of the Target Equity shall be true and valid, without any false or misleading statements.

5. Party A further represents and warrants to Party B any applicable representations, warranties and commitments under the Acquisition Agreement, which shall be incorporated into this Agreement.

Article 4 Party B’s Representations and Warranties

1. Party B has the rights, powers and capabilities to enter into and perform this Agreement.

2. Party B undertakes to pay the Purchase Price in accordance with this Agreement.

Article 5 Modification, Amendment and Termination of this Agreement

1. Any change to this Agreement shall be firstly negotiated by the Parties and made in written form.

2. This Agreement shall be terminated under any of the following circumstances:

(1)	This Agreement has not been approved by the competent authorities under applicable laws and regulations, not attributable to any Parties;

(2)	this Agreement cannot be performed due to changes of national policies and laws;

(3)	due to force majeure;

(4)	by Parties’ negotiation;

(5)	the transaction under the Acquisition Agreement is terminated or cancelled.

Article 6 Force Majeure

In the event that this Agreement cannot be performed or cannot be fully performed due to the effects of force majeure, including earthquakes, typhoons, floods, wars and administrative interference by the government, the Party involving such force majeure or change of circumstances shall immediately notify the other Party in writing of the circumstances of the accidence, and shall, within fifteen days, provide valid proof of the details of the accidence and the reasons for its incapability of performance of all or part of the agreements, or need for delay in performance. It is up to the Parties to decide, in consultation, whether to terminate this Agreement, or partially relieve them of their responsibility to perform this Agreement, or to postpone the performance of this Agreement.

Article 7 Confidentiality

The Parties shall keep confidential all documents and information relating to this transaction, including this Agreement and all matters described thereto, unless otherwise as required by law or governmental authorities, or with the prior written consent of the other party, or otherwise provided in the Acquisition Agreement.

Article 8 Liability of Breach

Any Party who violates the terms of this Agreement (as to the Party A, including but not limited to the representations and warranties made by Party A in accordance with Article 3 of this Agreement) shall, in addition to continuing to perform this Agreement, hold harmless and indemnify for the other Party against any direct or indirect losses timely and entirely.

Article 9 Applicable Laws and Dispute Resolutions

1. The signing, effectiveness, performance and interpretation of this Agreement shall be subject to laws of PRC.

2. All disputes arising out of or in connection with the performance of this Agreement shall be settled by the parties through friendly negotiation. If no settlement can be reached through negotiation, any Party shall have the right to submit the matter to Beijing Arbitration Commission for arbitration in Beijing.

Article 10 Other Matters

1. This Agreement shall become effective upon Parties’ execution.

2. If any provision of this Agreement has been or will be unlawful, invalid or unenforceable at any time, the validity and enforceability of the other provisions of this Agreement shall not be affected. In such a case, the Parties shall enter into further agreements in good faith and reciprocal consultations on the modification of the provisions which have been determined to be invalid by the other party in accordance with similar provisions that may be lawfully enforceable.

3. The Parties to this Agreement can enter into a supplementary agreements with respect to any matter not contemplated under this Agreement, which shall have the same effectiveness of this Agreement.

4. If there is equity interest transfer agreement or any other documents signed by Parties only for purpose of filing and registration, which is not consistent with this Agreement or any absence of terms, this Agreement shall prevail.

5. No Party shall transfer its rights or obligations under this Agreement without the written consent of the other Party.

6. This Agreement is made in two originals, and each Party holds one copy with the same legal effect.

(The remainder of this page has been intentionally left blank)

(No text, signature page to Equity Interest Transfer Agreement)

The Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year at the place first above written.

Party A: Tianjin Guangju Dingsheng Technology Co., Ltd.(天津光聚鼎晟科技有限公司) (company seal)

By:	/s/ Sheng Hou
Name:	Sheng Hou
Title:	Legal Representative

Party B: Zhihui Qiyuan (Beijing) Technology Co., Ltd. (智汇启源（北京）科技有限公司) (company seal).

By:	/s/ Xiaoke Yin
Name:	Xiaoke Yin
Title:	Legal Representative